Exhibit 99.1
NVR, INC. ANNOUNCES THIRD QUARTER RESULTS
October 18, 2019, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its third quarter ended September 30, 2019 of $223,787,000, or $56.11 per diluted share. Net income and diluted earnings per share for the third quarter ended September 30, 2019 increased 14% and 16%, respectively, when compared to 2018 third quarter net income of $195,816,000, or $48.28 per diluted share. Consolidated revenues for the third quarter of 2019 totaled $1,911,264,000, a 3% increase from $1,852,407,000 in the third quarter of 2018.

For the nine months ended September 30, 2019, consolidated revenues were $5,398,469,000, a 4% increase from $5,169,126,000 reported for 2018. Net income for the nine months ended September 30, 2019 was $622,402,000, an increase of 10% when compared to the nine months ended September 30, 2018. Diluted earnings per share for the nine months ended September 30, 2019 was $156.61, an increase of 15% from $136.53 per diluted share for 2018.

The Company's effective tax rate for the three and nine months ended September 30, 2019 decreased to 16.2% and 14.8%, respectively, compared to 21.6% and 17.2% for the three and nine months ended September 30, 2018, respectively. The effective tax rate was favorably impacted by an increase in the income tax benefit recognized related to excess tax benefits from stock option exercises totaling $27,604,000 and $86,809,000 for three and nine months ended September 30, 2019, respectively, compared to $12,585,000 and $58,607,000, for the three and nine months ended September 30, 2018, respectively.
Homebuilding
New orders in the third quarter of 2019 increased by 11% to 4,766 units, when compared to 4,302 units in the third quarter of 2018. The average sales price of new orders in the third quarter of 2019 was $369,200, a decrease of 1% when compared with the third quarter of 2018. Settlements increased in the third quarter of 2019 to 5,124 units, which was 8% higher than the third quarter of 2018. The Company’s backlog of homes sold but not settled as of September 30, 2019 decreased on a unit basis by 6% to 9,172 units and decreased on a dollar basis by 7% to $3,402,933,000 when compared to September 30, 2018.
Homebuilding revenues of $1,873,331,000 in the third quarter of 2019 increased 4% compared to the third quarter of 2018. Gross profit margin in the third quarter of 2019 increased to 19.0%, compared to 18.6% in the third quarter of 2018. Income before tax from the homebuilding segment totaled $245,774,000 in the third quarter of 2019, an increase of 10% when compared to the third quarter of 2018.
Mortgage Banking
Mortgage closed loan production in the third quarter of 2019 totaled $1,373,946,000, an increase of 10% when compared to the third quarter of 2018. Income before tax from the mortgage banking segment totaled $21,400,000 in the third quarter of 2019, a decrease of 16% when compared to $25,514,000 in the third quarter of 2018. The decrease in income before tax is primarily due to a 12% decrease in mortgage banking fees, resulting from the timing of loan sales and a decrease in the fair value measurement adjustment.
About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-two metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements.

Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Homebuilding:
Revenues	$1,873,331	$1,809,345	$5,273,985	$5,049,901
Other income	6,696	2,840	18,266	6,981
Cost of sales	(1,518,276)	(1,472,649)	(4,282,470)	(4,101,392)
Selling, general and administrative	(109,969)	(109,372)	(337,913)	(321,436)
Operating income	251,782	230,164	671,868	634,054
Interest expense	(6,008)	(5,968)	(18,034)	(18,022)
Homebuilding income	245,774	224,196	653,834	616,032

Mortgage Banking:
Mortgage banking fees	37,933	43,062	124,484	119,225
Interest income	3,340	3,362	8,910	8,370
Other income	819	659	2,039	1,824
General and administrative	(20,407)	(21,340)	(57,999)	(62,371)
Interest expense	(285)	(229)	(775)	(786)
Mortgage banking income	21,400	25,514	76,659	66,262

Income before taxes	267,174	249,710	730,493	682,294
Income tax expense	(43,387)	(53,894)	(108,091)	(117,255)

Net income	$223,787	$195,816	$622,402	$565,039

Basic earnings per share	$60.94	$54.21	$171.43	$155.22

Diluted earnings per share	$56.11	$48.28	$156.61	$136.53

Basic weighted average shares outstanding	3,672	3,612	3,631	3,640

Diluted weighted average shares outstanding	3,988	4,056	3,974	4,139

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Homebuilding:
Cash and cash equivalents	$1,068,172	$688,783
Restricted cash	18,337	16,982
Receivables	29,276	18,641
Inventory:
Lots and housing units, covered under sales agreements with customers	1,236,831	1,076,904
Unsold lots and housing units	161,417	115,631
Land under development	80,193	38,857
Building materials and other	18,008	21,718
	1,496,449	1,253,110

Contract land deposits, net	404,850	396,177
Property, plant and equipment, net	50,463	42,234
Operating lease right-of-use assets	63,505	—
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	181,234	184,004
	3,353,866	2,641,511
Mortgage Banking:
Cash and cash equivalents	26,765	23,092
Restricted cash	2,493	3,071
Mortgage loans held for sale, net	411,223	458,324
Property and equipment, net	6,058	6,510
Operating lease right-of-use assets	13,857	—
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	21,750	26,078
	489,493	524,422
Total assets	$3,843,359	$3,165,933

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(Unaudited)

	September 30, 2019	December 31, 2018
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$285,714	$244,496
Accrued expenses and other liabilities	319,347	332,871
Customer deposits	142,937	138,246
Operating lease liabilities	70,864	—
Senior notes	598,146	597,681
	1,417,008	1,313,294
Mortgage Banking:
Accounts payable and other liabilities	40,084	44,077
Operating lease liabilities	14,810	—
	54,894	44,077
Total liabilities	1,471,902	1,357,371

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both September 30, 2019 and December 31, 2018	206	206
Additional paid-in capital	2,020,180	1,820,223
Deferred compensation trust – 107,295 and 107,340 shares of NVR, Inc. common stock as of September 30, 2019 and December 31, 2018, respectively	(16,912)	(16,937)
Deferred compensation liability	16,912	16,937
Retained earnings	7,653,735	7,031,333
Less treasury stock at cost – 16,857,145 and 16,977,499 shares as of September 30, 2019 and December 31, 2018, respectively	(7,302,664)	(7,043,200)
Total shareholders' equity	2,371,457	1,808,562
Total liabilities and shareholders' equity	$3,843,359	$3,165,933

NVR, Inc.
Operating Activity
(dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Homebuilding data:
New orders (units)
Mid Atlantic (1)	2,086	2,124	6,852	7,041
North East (2)	323	315	1,000	1,051
Mid East (3)	1,141	962	3,631	3,400
South East (4)	1,216	901	3,661	2,948
Total	4,766	4,302	15,144	14,440

Average new order price	$369.2	$374.0	$364.8	$376.3

Settlements (units)
Mid Atlantic (1)	2,421	2,297	6,890	6,462
North East (2)	316	367	933	1,022
Mid East (3)	1,255	1,164	3,382	3,135
South East (4)	1,132	926	3,132	2,642
Total	5,124	4,754	14,337	13,261

Average settlement price	$365.5	$380.5	$367.8	$380.8

Backlog (units)
Mid Atlantic (1)			4,110	4,803
North East (2)			630	711
Mid East (3)			2,055	2,163
South East (4)			2,377	2,033
Total			9,172	9,710

Average backlog price			$371.0	$377.1

New order cancellation rate	16%	16%	14%	14%
Community count (average)	473	479	464	481
Lots controlled at end of period			102,000	96,400

Mortgage banking data:
Loan closings	$1,373,946	$1,249,199	$3,745,983	$3,472,976
Capture rate	90%	88%	89%	87%

Common stock information:
Shares outstanding at end of period			3,698,185	3,595,069
Number of shares repurchased	18,024	63,844	129,679	222,224
Aggregate cost of shares repurchased	$61,064	$173,831	$365,542	$657,369

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com